Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Jennifer Driscoll	Carla Burigatto (Media)
(856) 342-6081	(856) 342-3737
jennifer_driscoll@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL LOWERS FULL-YEAR GUIDANCE FOR FISCAL 2015;

EXPECTS RESULTS FOR SECOND QUARTER TO BE WEAKER THAN PLANNED

CAMDEN, NJ, Feb. 12, 2015 – Campbell Soup Company (NYSE: CPB) today announced that the company is lowering its previous full-year sales and earnings guidance for fiscal 2015, based on its expectation that results for the second quarter and the remainder of the year will be weaker than anticipated, including the negative impact of foreign currency translation.

For the full fiscal year, the company now expects that the year-over-year change in net sales will be in the range of -1% to +1% reflecting the negative impact of currency translation, which is currently estimated at 2 percentage points. Excluding the impact of currency translation, the company’s sales guidance is unchanged. The company now expects that adjusted EBIT will decline by -7% to -5%, and that adjusted EPS from continuing operations will be in the range of $2.32 to $2.38, a decline of -5% to -3%. The changes in the full-year guidance for EBIT and EPS are due primarily to the company’s gross margin performance and to the negative impact of currency translation. This guidance is based on an adjusted 52-week 2014 base. A detailed reconciliation of the reported financial information to the adjusted financial information is included at the end of this news release.

Campbell will report its results for the second fiscal quarter ending Feb. 1, 2015, on Wed., Feb. 25. The company estimates that reported net sales for the second quarter will decline by approximately 2% reflecting the negative impact of currency translation. The company estimates that second-quarter adjusted EBIT will decline by approximately 17%, due primarily to lower gross margin performance and the negative impact of currency translation. EPS from continuing operations for the quarter is estimated at approximately $0.65 to $0.66 per share.

In connection with its release of second-quarter results, the company will conduct a conference call on Wed., Feb. 25, beginning at 8:30 a.m. Eastern Standard Time.

About Campbell Soup Company

Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” The Company makes a range of products from high-quality soups and simple meals to snacks and healthy beverages. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories, and to what’s important today. Led by its iconic Campbell’s brand, the company’s portfolio includes Pepperidge Farm, Goldfish, Bolthouse Farms, V8, Swanson, Prego, Pace, Plum Organics, Arnott’s, Tim Tam, Royal Dansk and Kjeldsens. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS in fiscal 2015, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage organizational change effectively; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products; (5) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (6) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (7) the impact of fluctuations in the supply or costs of energy and raw and packaging materials; (8) the impact of portfolio changes; (9) the uncertainties of litigation; (10) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions and other external factors; (11) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, armed hostilities, natural disasters or other calamities; and (12) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Reconciliation of GAAP to Non-GAAP Financial Measures

Second Quarter Ended January 26, 2014

Fiscal Year Ended August 3, 2014

Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures.

Items Impacting Earnings

The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its earnings results excluding these transactions.

The following items impacted earnings:

(1)	In fiscal 2014, the company implemented initiatives to streamline its salaried workforce in North America and its workforce in the Asia Pacific region; restructure manufacturing and streamline operations for its soup and broth business in China; improve supply chain efficiency in Australia; and reduce overhead across the organization. In the second quarter of fiscal 2014, the company recorded pre-tax restructuring charges of $13 million ($5 million after tax or $.02 per share in earnings from continuing operations attributable to Campbell Soup Company). In fiscal 2014, the company recorded pre-tax restructuring charges of $54 million ($33 million after tax or $.10 per share in earnings from continuing operations attributable to Campbell Soup Company).

In fiscal 2013, the company implemented initiatives to improve its U.S. supply chain cost structure and increase asset utilization across its U.S. thermal plant network; expand access to manufacturing and distribution capabilities in Mexico; improve its Pepperidge Farm bakery supply chain cost structure; and reduce overhead in North America. In fiscal 2014, the company recorded pre-tax restructuring charges of $1 million and restructuring-related costs of $3 million in Cost of products sold (aggregate impact of $3 million after tax or $.01 per share on earnings from continuing operations).

(2)	In fiscal 2014, the company recognized pension settlement charges associated with a U.S. pension plan. The settlements resulted from the level of lump sum distributions from the plan’s assets in 2014, primarily due to the closure of the facility in Sacramento, California. In fiscal 2014, the company recognized pre-tax pension settlement charges in Cost of products sold of $22 million ($14 million after tax or $.04 per share in earnings from continuing operations).

(3)	On October 28, 2013, the company completed the sale of its simple meals business in Europe. The results of the business were reported as discontinued operations. In fiscal 2014, the company recorded a loss of $9 million ($6 million after tax or $.02 per share) on foreign exchange forward contracts used to hedge the proceeds from the sale of the European simple meals business. The loss was included in earnings from continuing operations. In addition, the company recorded tax expense of $7 million ($.02 per share) in earnings from continuing operations associated with the sale. In fiscal 2014, the company recognized a pre-tax gain of $141 million ($72 million after tax or $.23 per share) in earnings from discontinued operations.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain transactions:

(millions, except per share amounts)	Three Months Ended January 26, 2014
Earnings before interest and taxes, as reported	$361
Add: Restructuring charges and related costs (1)	13

Adjusted Earnings before interest and taxes	$374

Interest, net, as reported	$29

Adjusted Earnings before taxes	$345

Taxes on earnings, as reported	$104
Add: Tax benefit from restructuring charges and related costs (1)	3

Adjusted Taxes on earnings	$107

Adjusted effective income tax rate	31.0%
Earnings from continuing operations, as reported	$228
Deduct: Net loss from noncontrolling interests	(7)

Earnings from continuing operations attributable to Campbell Soup Company, as reported	$235
Add: Net adjustment from restructuring charges and related costs (1)	10
Deduct: Restructuring charges attributable to noncontrolling interest (1)	(5)

Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$240

Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$.74
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.02

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.76

(millions, except per share amounts)	Year Ended August 3, 2014
Earnings before interest and taxes, as reported	$1,192
Add: Restructuring charges and related costs (1)	58
Add: Pension settlement charges (2)	22
Add: Loss on foreign exchange forward contracts (3)	9

Adjusted Earnings before interest and taxes	$1,281

Interest, net, as reported	$119

Adjusted Earnings before taxes	$1,162

Taxes on earnings, as reported	$347
Add: Tax benefit from restructuring charges and related costs (1)	17
Add: Tax benefit from pension settlement charges (2)	8
Add: Tax benefit from loss on foreign exchange forward contracts (3)	3
Deduct: Tax expense associated with sale of European business (3)	(7)

Adjusted Taxes on earnings	$368

Adjusted effective income tax rate	31.7%
Earnings from continuing operations, as reported	$726
Deduct: Net loss from noncontrolling interests	(11)

Earnings from continuing operations attributable to Campbell Soup Company, as reported	$737
Add: Net adjustment from restructuring charges and related costs (1)	41
Deduct: Restructuring charges attributable to noncontrolling interest (1)	(5)
Add: Net adjustment from pension settlement charges (2)	14
Add: Net adjustment from loss on foreign exchange forward contracts (3)	6
Add: Tax expense associated with sale of European business (3)	7

Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800

Earnings from discontinued operations, as reported	$81
Deduct: Gain on sale of European business (3)	(72)

Adjusted Earnings from discontinued operations	$9

Adjusted Net earnings attributable to Campbell Soup Company	$809

Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$2.33
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11
Add: Net adjustment from pension settlement charges (2)	.04
Add: Net adjustment from loss on foreign exchange forward contracts (3)	.02
Add: Tax expense associated with sale of European business (3)	.02

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.53

Diluted earnings per share - discontinued operations, as reported	$.26
Deduct: Gain on sale of European business (3)	(.23)

Adjusted Diluted earnings per share - discontinued operations	$.03

Diluted net earnings per share attributable to Campbell Soup Company, as reported	$2.59
Add: Net adjustment from restructuring charges and related costs attributable to Campbell Soup Company (1)	.11
Add: Net adjustment from pension settlement charges (2)	.04
Add: Net adjustment from loss on foreign exchange forward contracts (3)	.02
Add: Tax expense associated with sale of European business (3)	.02
Deduct: Gain on sale of European business (3)	(.23)

Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.56

*The sum of the individual per share amounts may not add due to rounding.

Adjusted Base for Fiscal 2015 Guidance

The company believes that financial information excluding certain transactions that are not considered to be part of the ongoing business improves the comparability of year-to-year results. The previous tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items. Fiscal 2014 included 53 weeks. Consequently, the company believes that investors may be able to better understand its fiscal 2015 performance excluding certain transactions and the estimated impact of the 53rd week. In establishing guidance for fiscal 2015, the adjusted fiscal 2014 results are revised to exclude the estimated impact of the 53rd week below:

(millions, except per share amounts)	Year Ended August 3, 2014
Net sales, as reported	$8,268
Deduct: Impact of 53rd week	(129)

Adjusted Net sales base	$8,139

Adjusted Earnings before interest and taxes	$1,281
Deduct: Impact of 53rd week	(37)

Adjusted Earnings before interest and taxes base	$1,244

Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$800
Deduct: Impact of 53rd week	(25)

Adjusted Earnings from continuing operations attributable to Campbell Soup Company base	$775

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.53
Deduct: Impact of 53rd week	(.08)

Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company base	$2.45